PROSPECTUS and                  PRICING SUPPLEMENT NO. 2
PROSPECTUS SUPPLEMENT, each     effective at 2:45 PM ET
Dated September 10, 2002        Dated 6 December 2002
CUSIP: 24422ENY1                Commission File No.: 333-86790
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $3,720,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue

The Medium-Term Notes offered hereby will be Senior Notes
And Fixed Rate Notes as more fully described in the Accompanying Prospectus and Prospectus Supplement and
Will be Denominated in U.S. Dollars.


INTEREST PAYMENT DATES:           Each June 15 and December
                                  15, commencing on June
                                  15, 2003 and at Maturity

Principal Amount:                 $300,000,000

Issue Price:                      99.886%

Date of Issue:                    December 11, 2002

Maturity Date:                    December 15, 2005

INTEREST RATE:                    3.125% PER ANNUM

REDEMPTION PROVISIONS:            None

Plan of Distribution:                          Principal Amt
                                  Principal        Of Notes
                                  Merrill Lynch    $150,000,000
                                  & Company
                                  Salomon Smith    $150,000,000
                                  Barney
                                  Total            $300,000,000
                                  Merrill Lynch & Co and
                                  Salomon Smith Barney have
                                  purchased the Senior Notes
                                  as Principal at a price
                                  of 99.536% of the aggregate
                                  principal amount of the Senior
                                  Notes.

Merrill Lynch & Co
Salomon Smith Barney